Exhibit 10.1
August 2, 2009
Hicks Acquisition Company I, Inc.
100 Crescent Court, Suite 1200
Dallas, TX 75201
Attention: Joseph B. Armes
We are writing to set forth an amendment to the Underwriting Agreement between and among Hicks Acquisition Company I, Inc. (the “Company”) and Citigroup Global Markets Inc. as Representative for the Several Underwriters, dated September 27, 2007 (the “Underwriting Agreement”). Capitalized terms used herein that are not otherwise defined have the meanings ascribed to them in the Underwriting Agreement.
The Underwriters agree that in the event that the Deferred Discount becomes payable such Deferred Discount will be in an aggregate amount equal to $5,500,000 (hereby being reduced from the $17,388,000 that would otherwise be payable (the “New Deferred Discount Amount”). Each of the undersigned represent and warrant that they are parties entitled to such fee and thereby the parties authorized to agree to the afore-mentioned discount. The Underwriters are making the foregoing amendment in consideration of efforts that are being expended by the Company in pursuing a Business Combination and acknowledge that the Company is pursuing the structuring of such Business Combination in reliance on this letter. This letter sets forth the entire agreement with respect to the discount and may only be amended by a writing signed by the Company and the Underwriters.

Very truly yours, CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Jason Cunningham
Name:	Jason Cunningham
Title:	Managing Director

LAZARD CAPITAL MARKETS, LLC
By:	/s/ David G. McMillan, Jr.
Name:	David G. McMillan, Jr.
Title:	Managing Director

LADENBURG THALMANN & CO. INC.
By:	/s/ Peter H. Blum
Name:	Peter H. Blum
Title:	Vice Chairman

Accepted and agreed to as of
the date set forth above:
Hicks Acquisition Company I, Inc.
By:        /s/ Joseph B. Armes
Name:   Joseph B. Armes
Title:     President & CEO